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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): October 21, 2004


                          WESTERN WIRELESS CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)


                                   WASHINGTON
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                 (State or Other Jurisdiction of Incorporation)


                000-28160                                91-1638901
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         (Commission File Number)             (IRS Employer Identification No.)


     3650 131ST AVENUE S.E. BELLEVUE,                            98006
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   (Address of Principal Executive Offices)                    (Zip Code)


                                 (425) 586-8700
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 2.04  TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL
           OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

     In June 2001, under the terms of the agreement pursuant to which we acquired tele.ring Telekom Services GmbH ("tele.ring"), our operating company in Austria, from a subsidiary of Vodafone Group Plc ("Vodafone"), an affiliate of Vodafone agreed to make available to tele.ring an unsecured term loan (the "tele.ring Term Loan"). As of September 30, 2004 there was $197.3 million principal outstanding under the tele.ring Term Loan and $17.0 million of accrued interest. Under the terms of the tele.ring Term Loan, outstanding principal and accrued interest must be repaid based on predetermined percentages on each of July 1, 2005, July 1, 2006 and December 31, 2006.

     As previously disclosed, in October 2004, tele.ring received a letter from Vodafone alleging that tele.ring breached certain of its obligations under the tele.ring Term Loan. In the letter, Vodafone is also alleging it has the right to accelerate the maturity of the loan and cause it to become immediately due and payable. Vodafone and tele.ring are currently utilizing the dispute resolution procedures in the tele.ring Term Loan to resolve this claim.

     We believe that this claim is wholly without merit and tele.ring is contesting this claim vigorously. As a result, we have continued to classify the portion of the tele.ring Term Loan due after September 30, 2005, and accrued interest, of $142.9 million as long-term debt. If the tele.ring Term Loan were determined to be in default the Company's $1.55 billion Senior Secured Credit Facility would be in default. A default that is not cured or waived under the terms of the Senior Secured Credit Facility would cause substantially all of our and our subsidiaries' other indebtedness to be in default as well. However, we do not believe that any default under the terms of the tele.ring Term Loan has occurred and accordingly we do not believe that a rightful notice of acceleration has been given in accordance with the terms of the tele.ring Term Loan.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           WESTERN WIRELESS CORPORATION
                                           (Registrant)



Date: December 21, 2004                    By: /s/ Jeffrey A. Christianson
                                               ---------------------------------
                                               Jeffrey A. Christianson
                                               Senior Vice President and General
                                               Counsel